UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 5, 2015

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

Master Agreement

On February 5, 2015, American Tower Corporation (the “Company”), and Verizon Communications, Inc. (“Verizon”), entered into a Master Agreement (the “Master Agreement”) pursuant to which the Company will have the exclusive right to lease, acquire or otherwise operate and manage up to 11,489 Verizon wireless communications sites (the “Sites”) for $5.056 billion in cash at closing (subject to certain conditions and limited adjustments).

Under the Master Agreement, Verizon has agreed to, through certain Verizon subsidiaries (the “Verizon Lessors”), lease or sublease approximately 11,324 Sites (the “MPL Sites”), including their interest in the land associated with each Site, the tower at such Site and certain related improvements and tower related assets (the “Included Property” of such Site), to a newly formed subsidiary of the Company (“Tower Operator”). Tower Operator will have the option to purchase the MPL Sites (the “Purchase Options”) at the end of their respective lease or sublease terms under the Master Prepaid Lease for aggregate option payments of up to approximately $5.0 billion, which payments, if the options are exercised, will be due between 2034 and 2047.

In the event the lease or sublease of any MPL Site by the applicable Verizon Lessor to Tower Operator requires notice to or the consent, approval or waiver of, or notice to or filing with (an “Authorization”) any third party and such Authorization is not delivered or obtained (a “Leasing Exception”), the applicable Verizon Lessor will grant the Tower Operator the exclusive right to manage and operate such MPL Site pursuant to the Management Agreement referred to below until such MPL Site is no longer subject to any Leasing Exception and is leased or subleased by such Verizon Lessor to Tower Operator.

Under the Master Agreement, Verizon has further agreed to sell to the Company the Included Property of approximately 165 additional Sites (the “Sale Sites”). The Company’s acquisition of the Sale Sites will be effected pursuant to a contribution and transfer by certain Verizon subsidiaries (the “Verizon Contributors” and, together with Verizon, the “Verizon Parties”) of the Sale Sites and the assignment of the related collocation agreements to newly formed subsidiaries of the Verizon Parties (the “Sale Site Subsidiaries”), and the subsequent sale and transfer of the equity interests in the Sale Site Subsidiaries to the Company or one of its designated affiliates.

In the event that the sale of any Sale Site to the Company or one of its designated affiliates, as described above, requires an Authorization to or of any third party and such Authorization is not delivered or obtained (an “Assignment Exception”), such Sale Site will be retained by the applicable Verizon Parties, and Tower Operator will be granted the exclusive right to manage and operate such Sale Site pursuant to the Management Agreement referred to below until such Sale Site is no longer subject to any Assignment Exception and is transferred to the applicable Sale Site Subsidiary.

Each party’s obligation to close the transactions contemplated by the Master Agreement (the “Transaction”) is subject to customary closing conditions, including (1) the absence of a material adverse effect affecting the other party, and (2) the absence of any order prohibiting the closing and the expiration of all applicable waiting periods, if any, under applicable U.S. antitrust laws.

Pursuant to the Master Agreement, subject to certain limitations and thresholds, Verizon has agreed to indemnify the Company, Tower Operator and (following the closing) the Sale Site Subsidiaries (the “Acquiror Indemnified Parties”) in respect of any claims that result from, arise out of or relate to breaches or inaccuracies of certain representations and warranties, breaches or nonperformance of covenants, certain pre-closing liabilities, and any internal restructuring transaction among Verizon and any of its subsidiaries. Subject to certain limitations and thresholds, the Verizon Lessors have also agreed to indemnify the Acquiror Indemnified Parties with respect to any breach or inaccuracy of certain representations and warranties made by the Verizon Lessors and any breach or nonperformance of any covenants of the Verizon Lessors.

In addition, subject to certain limitations and thresholds, the Company has agreed to indemnify the Verizon Parties, the Verizon Lessors and (prior to the closing) the Sale Site Subsidiaries (the “Verizon Indemnified Parties”) in respect of any claims that result from, arise out of or relate to breaches or inaccuracies of certain representations and warranties, breaches or nonperformance of covenants, certain post-closing liabilities, and certain claims related to certain Sites if the designation of such Sites is disputed between the Verizon Parties and the Company. Subject to certain limitations and thresholds, Tower Operator has also agreed to indemnify the Verizon Indemnified Parties with respect to any breach or inaccuracy of representations and warranties made by Tower Operator and any breach or nonperformance of any covenants of Tower Operator.

The Master Agreement contains various covenants and representations and warranties and certain other customary agreements and remedies, including the right of the Company and Verizon to terminate the Master Agreement if the Transaction does not close by August 4, 2015 (subject to extension to November 2, 2015 in certain circumstances). In addition, Verizon (on behalf of the Verizon Parties, the Verizon Lessors and the Sale Site Subsidiaries) also has the right to terminate the Master Agreement and, in certain circumstances, receive a termination fee of approximately $354 million, in the event that the Verizon Parties, the Verizon Lessors and the Sale Site Subsidiaries have irrevocably committed to consummate the Transaction, the conditions to the Company’s obligation to close the Transaction have all been satisfied and the Company fails to consummate the Transaction.

Master Prepaid Lease

At the closing of the Transaction, Verizon, as guarantor, (“Verizon Guarantor”), the Verizon Lessors and Tower Operator will enter into a Master Prepaid Lease (the “Master Prepaid Lease”), pursuant to which Tower Operator will lease or sublease the MPL Sites.

The MPL Sites will be classified into multiple tranches of Sites. With respect to each MPL Site, the term of the Master Prepaid Lease will, subject to certain termination rights, expire on the earlier of (1) the specified expiration date of the Master Prepaid Lease for the applicable tranche of MPL Sites, on which date Tower Operator may elect to exercise the Purchase Options for the Sites in such tranche, and (2) one day before the date on which the underlying ground lease for such MPL Site expires or is terminated.

The obligations of the Verizon Lessors under the Master Prepaid Lease will be unconditionally and irrevocably guaranteed by Verizon Guarantor. The Master Prepaid Lease will contain events of default applicable to each of the Verizon Lessor and Tower Operator.

Management Agreement

At the closing of the Transaction, the Verizon Contributors, the Verizon Lessors, the Sale Site Subsidiaries and Tower Operator will enter into a Management Agreement (the “Management Agreement”), pursuant to which the Verizon Contributors and the Verizon Lessors will appoint the applicable Sale Site Subsidiary or Tower Operator, as the exclusive operator (the “Manager”) of the Included Property of each managed Sale Site and each managed MPL Site, respectively.

The rights and obligations granted by the Verizon Contributors and the Verizon Lessors to the Manager with respect to the MPL Sites will be the same as the rights and obligations granted to Tower Operator pursuant to the Master Prepaid Lease, including with respect to the Purchase Options, subject to Verizon’s collocation rights on the MPL Sites. With respect to the Sale Sites, the Manager will have all the rights, powers and privileges of the applicable Verizon Contributors with respect to the management, administration and operation of the Included Property of the Sale Sites, subject to Verizon’s collocation rights on the Sale Sites.

The Manager will be responsible for the payment of all expenses related to the Sale Sites and MPL Sites that are subject to the Management Agreement and will be entitled to receive substantially all revenues generated by the Included Property of such Sites, including all revenues under collocation agreements.

Master Lease Agreements

At the closing of the Transaction, the Sale Site Subsidiaries, Verizon Guarantor and, with respect to each Sale Site, a subsidiary of Verizon designated as the collocator for such Sale Site (the “Verizon Collocator”) will enter into a Master Lease Agreement with respect to the Sale Sites (the “Sale Site MLA”), pursuant to which the Sale Site Subsidiaries will lease or make available collocation space at each Sale Site to the designated Verizon Collocator for such Sale Site. Simultaneously therewith, Tower Operator, Verizon Guarantor and the designated Verizon Collocator for each MPL Site will enter into the Master Lease Agreement with respect to the MPL Sites (the “MPL Site MLA” and, together with the Sale Site MLA, the “Master Lease Agreements”), pursuant to which Tower Operator will sublease or make available collocation space at each MPL Site to the designated Verizon Collocator for such MPL Site.

The initial term of each Master Lease Agreement as to each Site will be for a ten-year period and will be automatically extended (unless terminated at such time by the Verizon Collocators) for eight additional five-year renewal terms, unless it is terminated earlier with respect to any Site pursuant to a termination right. The term of the MPL Site MLA with respect to each MPL Site for which Tower Operator does not exercise its Purchase Option under the Master Prepaid Lease will automatically expire upon the expiration of the Master Prepaid Lease with respect to such MPL Site. The term of the MPL Site MLA with respect to each MPL Site for which Tower Operator exercises its Purchase Option under the Master Prepaid Lease will automatically terminate upon the exercise and settlement of such Purchase Option, and such MPL Site will automatically become a Sale Site under the Sale Site MLA.

The designated Verizon Collocator will pay the Sale Site Subsidiaries under the Sale Site MLA and Tower Operator under the MPL Site MLA an initial collocation rent of $1,900 per month for each Site, with annual rent increases of 2%. The payment of collocation rent by the designated Verizon Collocator to the Sale Site Subsidiaries or Tower Operator, as applicable, will be unconditionally and irrevocably guaranteed by Verizon Guarantor. The Master Lease Agreements will contain events of default applicable to the Verizon Collocators and the Sale Site Subsidiaries or Tower Operator, as applicable.

Commitment Letter and Amendments

In connection with entering into the Master Agreement, the Company entered into a commitment letter (the “Commitment Letter”), dated February 5, 2015, with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide up to $5.05 billion in bridge loans (the “Bridge Loan Commitment”) to ensure financing for the Transaction.

The Commitment Letter contains, and the credit agreement in respect of the Bridge Loan Commitment, if any, will contain, certain customary conditions to funding, including, without limitation, (i) no material adverse effect with respect to the Included Property of the Sites having occurred since December 31, 2014, (ii) the execution and delivery of definitive financing agreements for the Bridge Loan Commitment and (iii) other customary closing conditions set forth in the Commitment Letter. The Company will pay certain customary commitment fees and, in the event it makes any borrowings, funding and other fees in connection with the Bridge Loan Commitment.

On February 5, 2015, the Company, as borrower, entered into three separate amendment agreements (the “Amendments”) with (i) the Royal Bank of Scotland plc, as administrative agent, and a majority of the lenders party to the Company’s term loan agreement related to its $1.5 billion term loan entered into on October 29, 2013, as amended (the “Term Loan”), (ii) Toronto Dominion (Texas) LLC (“TD”), as administrative agent, and a majority of the lenders party to the Company’s $2.0 billion senior unsecured revolving credit facility entered into on June 28, 2013, as amended (the “2013 Credit Facility”) and (iii) TD, as administrative agent, and a majority of the lenders party to the Company’s $1.5 billion amended and restated senior unsecured revolving credit facility entered into on September 19, 2014 (the “2014 Credit Facility”).

Each of the Amendments amends the permitted ratio of Total Debt to Adjusted EBITDA (each as defined in the loan agreements) to 8.0 to 1.0 for the fiscal quarters ended March 31, 2015 and June 30, 2015, 7.0 to 1.0 for the fiscal quarters ended September 30, 2015 and December 31, 2015 and 6.0 to 1.0 thereafter.

Except as described above, all of the other material terms of the Term Loan, the 2013 Credit Facility and the 2014 Credit Facility remain in full force and effect.

The foregoing descriptions of the Master Agreement, Master Prepaid Lease, Management Agreement, Master Lease Agreements, Commitment Letter and the Amendments do not purport to be complete and are qualified in its entirety by reference to the terms and provisions of such agreements. Copies or forms of these agreements will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Item 7.01.	Regulation FD Disclosure.

On February 5, 2015, the Company issued a press release (the “Press Release”) announcing the Transaction. A copy of the Press Release is furnished herewith as Exhibit 99.1.

Beginning on February 5, 2015, the Company intends to make available to investors presentation slides regarding the Transaction. On that date, these presentation slides will be available on the Company’s website, www.americantower.com, under the “Company and Industry Resources” section of the Investor Relations page.

Exhibit 99.1 is furnished herewith and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated February 5, 2015 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

Date: February 5, 2015	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 5, 2015 (furnished herewith).